EXHIBIT 16.1









                  (Letterhead of Aidman, Piser & Company, P.A.)

April 17, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Avix Technologies, Inc. (formerly known as USA Digital, Inc.) File No. 000-27375

Ladies and Gentlemen:

We have read paragraphs 1 and 2 of Item 4 included in the Current Report on Form 8-K dated April 17, 2002, of Avix Technologies, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                  /s/ Aidman, Piser & Company
                                                  Tampa, Florida